WELLS FARGO FUNDS TRUST


                                       OR


                           WELLS FARGO VARIABLE TRUST

                                       AND

   THE APPLICABLE STRONG FUND ENTITY IDENTIFIED ON THE SIGNATURE PAGES HEREOF






                                  AGREEMENT AND

                                     PLAN OF

                                 REORGANIZATION






                         DATED AS OF SEPTEMBER 13, 2004

         This AGREEMENT AND PLAN OF REORGANIZATION (the or this "Plan") is made as of this 13th day of September, 2004, by and between Wells Fargo Funds Trust, a Delaware statutory trust, and Wells Fargo Variable Trust, a Delaware statutory trust, each as applicable to the acquisition of the applicable Acquired Funds (as hereinafter defined) (as applicable, "Wells Fargo Funds"), each acting for itself and on behalf of its series (each an "Acquiring Fund") and the Strong Fund entities identified on the signature pages hereof, each either a Delaware statutory trust or a Wisconsin corporation as indicated on the signature pages hereof (each, a "Registrant"), each acting for itself and on behalf of its series (each an "Acquired Fund"), (as to Section 21 only) Wells Fargo Funds Management, LLC, a Delaware limited liability company ("WFFM") and (as to Section 21 only) Strong Capital Management, Inc., a Wisconsin corporation ("SCM").

         WHEREAS, Wells Fargo & Company; Wells Capital Management Incorporated; WFFM; Wells Fargo Bank, N.A.; Wells Fargo Investments, LLC; Strong Financial Corporation ("SFC"); and certain shareholders of SFC entered into an Asset Purchase Agreement (the "Purchase Agreement") dated as of May 25, 2004 which, among other things, provides for the purchase of certain assets of SFC by Wells Fargo and its affiliates and contemplates a reorganization of the Acquired Funds, which are currently being managed by SCM, into the Acquiring Funds;

         WHEREAS, Wells Fargo Funds and Registrant are open-end management investment companies registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the parties desire that each Acquiring Fund (a "Corresponding Acquiring Fund") acquire substantially all of the assets and assume substantially all of the liabilities of the Acquired Fund listed above opposite the Acquiring Fund ("Corresponding Acquired Fund") in exchange for shares of equal value of the Acquiring Fund and the distribution of the shares of the Acquiring Fund to the shareholders of the Corresponding Acquired Fund in connection with the liquidation and termination of the Corresponding Acquired Fund (each transaction between an Acquiring Fund and its Corresponding Acquired Fund, a "Reorganization");

         WHEREAS, in connection with the Reorganizations, as soon as reasonably practicable following the steps above, Registrant shall be liquidated and dissolved, transferring any and all of its remaining assets and liabilities, other than the right to receive any shares of the Acquired Funds referred to above, to a new trust (the "Successor Trust"); and

         WHEREAS, the parties intend that each Reorganization qualify as a "reorganization," within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the "Code"), and that each Acquiring Fund and its Corresponding Acquired Fund be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to that Reorganization;

         NOW, THEREFORE, in accordance with the mutual promises described herein, the parties agree as follows:

1.   DEFINITIONS.

     The following terms shall have the following meanings:

1933 ACT..........The Securities Act of 1933, as amended.

1934 ACT..........The Securities Exchange Act of 1934, as amended.

ACQUIRED  CLASS..........The  Acquired  Fund share  class set forth  opposite an
     Acquiring Class in the Corresponding Classes Table on Schedule A.

ACQUIRING  CLASS..........The  class of an  Acquiring  Fund's  shares that Wells
     Fargo Funds will issue to the shareholders of the Corresponding Acquired Class as set forth in the Corresponding Classes Table on Schedule A.

ACQUIRED  FUND  FINANCIAL  STATEMENTS..........For  Active  Reorganizations  (as
     defined below), the audited financial statements of each Acquired Fund for its most recently completed fiscal year and, if applicable, the unaudited financial statements of each Acquired Fund for its most recently completed semi-annual period.

ACQUIRING FUND FINANCIAL STATEMENTS.........For Active Reorganizations involving
     Acquiring Funds that are not Shell Acquiring Funds, the audited financial statements of each Acquiring Fund for its most recently completed fiscal year and, if applicable, the unaudited financial statements of each Acquiring Fund for its most recently completed semi-annual period.

ACQUIRED ASSETS..........All Assets, other than the Excluded Assets.

ACTIVE  REORGANIZATION..........Each  Reorganization  set  forth  in the  Active
     Reorganization Table on Schedule A.

ASSETS..........All  property and assets of any kind and all interests,  rights, privileges and powers of or attributable to an Acquired Fund, whether or not determinable at the Effective Time and wherever located. Assets include all cash, cash equivalents, securities, insurance policies and rights thereunder, claims (whether absolute or contingent, Known or unknown, accrued or unaccrued or conditional or unmatured), contract rights and receivables (including dividend and interest receivables) owned by an Acquired Fund and any deferred or prepaid expense shown as an asset on the Acquired Fund's books.

ASSUMED   LIABILITIES..........All   Liabilities,   other   than  the   Excluded
     Liabilities, of an Acquired Fund, including the obligations of each Acquired Fund to indemnify, advance funds to, defend, contribute to the liability of, and/or hold harmless, the president and/or any director of the Acquired Fund under or pursuant to a contract identified on Schedule C or such Acquired Fund's constituent documents, in either case, as in effect on or prior to the date of this Plan, except those relating to or resulting from the Specified Rights and Obligations.

BOARD.........Board  of  Directors or Board of Trustees of  Registrant  or Wells
     Fargo Funds, as the context requires (and references herein to "directors" or "trustees" of either entity mean the directors or trustees, as applicable, of that entity).

CLOSING DATE..........April 8, 2005, or such other time as the parties may agree to in writing with respect to a Reorganization.

CONTINGENT SETTLEMENT AND RELEASE  AGREEMENT..........The  Contingent Settlement
     and Release Agreement dated May 14, 2004, by and among the Acquired Funds, SCM, and the other SFC-affiliated defendants.

EFFECTIVE TIME..........9:00 a.m. Eastern Time on the business day following the
     Closing Date of a Reorganization, or such other time and date as the parties may agree to in writing.

EXCLUDED ASSETS..........All rights of an Acquired Fund: (i) under or in respect of this Plan, (ii) in respect of its relationship with any legal counsel relating to this Plan or the Specified Rights and Obligations, including without limitation, any attorney-client, attorney work-product, or other privilege, or (iii) that comprise Specified Rights and Obligations, which shall not be deemed to be Assets at the Effective Time and shall not be transferred to an Acquiring Fund, but instead shall be retained by the Acquired Fund.

EXCLUDED  LIABILITIES..........All  Liabilities of the Acquired Funds in respect of the Specified Rights and Obligations, which shall not be deemed to be Liabilities at the Effective Time and shall not be transferred to an Acquiring Fund but instead shall be retained by the Acquired Fund.

HSR  ACT..........The  Hart-Scott-Rodino  Antitrust Improvements Act of 1976, as
     amended.

KNOW, KNOWN OR KNOWLEDGE..........Known after reasonable inquiry.

LIABILITIES..........Any  and all debts,  liabilities and  obligations,  whether accrued or unaccrued, Known or unknown, absolute or contingent, conditional or fixed, matured or unmatured, or determined or determinable, of, allocated or attributable to, an Acquired Fund.

LIQUIDATING  TRUST..........A  trust (i) meeting the  requirements  set forth in
     Internal Revenue Service Revenue Procedure 82-58, 1982-2 C.B. 848; (ii) that is at no time described in Section 851(a)(1) or Section 851(a)(2) of the Code; and (iii) that does not elect to be treated as a corporation for federal or applicable state tax purposes.

MARKETABLE  TITLE..........References  in this  Plan to  marketable  title  mean marketable title subject to any restrictions on transferability imposed under or in connection with applicable securities laws; for example, title to securities that are "restricted securities" (as defined in Rule 144(a)(3) under the 1933 Act) shall not be deemed to not result in marketable title by reason of the restrictions on transfer imposed on restricted securities pursuant to the 1933 Act.

MATERIAL  AGREEMENTS..........The  agreements set forth on Schedule C, as may be amended from time to time.

N-1A REGISTRATION  STATEMENT..........The  Registration Statement of Wells Fargo
     Funds on Form N-1A under the 1933 Act and the 1940 Act as filed with the SEC and in effect as of the date of this Plan.

N-14 REGISTRATION  STATEMENT..........The  Registration Statement of Wells Fargo
     Funds on Form N-14 under the 1933 Act and the 1940 Act that will register the shares of each Acquiring Fund to be issued in the Reorganizations and will include the proxy materials necessary for the shareholders of the Corresponding Acquired Funds to approve the Reorganizations.

PRESIDENT..........References  in this  Plan to the  president  of the  Acquired
     Funds or any of them refer to Phillip O. Peterson.

REORGANIZATION  DOCUMENTS..........Such  bills of sale,  assignments,  and other instruments of transfer as Wells Fargo Funds and Registrant deem desirable for an Acquired Fund to transfer to an Acquiring Fund all right and title to and interest in the Corresponding Acquired Fund's Acquired Assets and Assumed Liabilities and for the Acquiring Fund to assume the Corresponding Acquired Fund's Acquired Assets and Assumed Liabilities.

SCHEDULE A..........Schedule A to this Plan.

SCHEDULE B..........Schedule B to this Plan, as amended from time to time.

SCHEDULE C..........Schedule C to this Plan, as amended from time to time.

SCHEDULE D..........Schedule D to this Plan.

SCHEDULE E..........Schedule E to this Plan.

SHELL ACQUIRING  FUNDS...........The Acquiring  Funds  that  have no  assets  or liabilities as of the date of this Plan.

SHELL REORGANIZATIONS...........The  Reorganizations  set  forth  in  the  Shell
     Reorganization Table on Schedule A.

SPECIFIED CLAIMS..........Any  rights that arise out of or relate to any and all matters relating to (1) the allegations contained in the complaint filed by the New York Attorney General and settled September 3, 2003, including but not limited to the shareholder class actions and derivative actions disclosed as items 1 through 51 on Schedule B, (2) any litigation or other proceeding arising out of the same or similar allegations, (3) any litigation or other proceeding arising out of any investigations or other matters that are or should be identified on Schedule B, and (4) any personal trading in mutual funds by Richard S. Strong.

SPECIFIED  RIGHTS  AND  OBLIGATIONS..........Any  rights or  claims  (including, without limitation, in respect of insurance, indemnification, or contribution) in connection with, and Liabilities of an Acquired Fund in respect of, the Specified Claims.

VALUATION   TIME..........The  time  on  the  Closing  Date,  the  business  day immediately preceding the Closing Date if the Closing Date is not a business day or such other time and date as the parties may agree to in writing, that Wells Fargo Funds determines the net asset value of the shares of the Acquiring Fund and Registrant determines the net value of the Acquired Assets of or attributable to the Corresponding Acquired Fund. Unless otherwise agreed to in writing, the Valuation Time of a Reorganization shall be as of the date and time of day then set forth in the N-14 Registration Statement as the date and time of day as of which net asset value is calculated.

2.   REGULATORY FILINGS AND SHAREHOLDER ACTION.

     (a) Wells Fargo Funds shall promptly prepare and file the N-14 Registration Statement with the SEC. Wells Fargo Funds also shall promptly prepare and file an amendment to its Registration Statement with the SEC on Form N-1A to register the shares of the Acquiring Funds involved in the Shell Reorganizations. Wells Fargo Funds shall make any state securities filings necessary to accomplish the Reorganization as and when required. Prior to making any filing with the SEC of the N-14 Registration Statement or any amendment thereto, Wells Fargo Funds shall give Registrant a reasonable opportunity to review and comment thereon and shall obtain Registrant's consent to the making of such filing. Registrant shall review such filing and communicate any comments with respect thereto as soon as reasonably practicable.

     (b) Registrant shall assist Wells Fargo Funds in preparing the N-14 Registration Statement and the Form N-1A amendment referenced in Subsection 2(a) of this Plan.

     (c) The parties shall seek orders of the SEC, if appropriate, providing them with any necessary relief from the 1940 Act to permit them to consummate the transactions contemplated by this Plan.

     (d)  As  soon  as  practicable   after  the  effective  date  of  the  N-14
Registration Statement, each Acquired Fund shall hold a meeting of its shareholders to consider and approve this Plan, the Reorganization and such other matters as the Board of the Acquired Fund may determine.

     (e) Each of Registrant and Wells Fargo Funds shall use all commercially reasonable efforts to cause all of the conditions to the obligations of the other set forth in Section 7 or 8 hereof to be satisfied as promptly as reasonably practicable following the date of this Plan.

3. TRANSFER OF ACQUIRED FUND ACQUIRED ASSETS. Registrant, on behalf of each Acquired Fund, and Wells Fargo Funds shall take the following steps with respect to each Reorganization:

     (a) On or prior to the Closing Date, Registrant shall endeavor to pay or make reasonable provision to pay out of the Acquired Fund's Assets all of the Liabilities, expenses, costs and charges of or attributable to the Acquired Fund that are Known to Registrant and that are due and payable as of the Closing Date.

     (b) At the Effective Time, Registrant shall assign, transfer, deliver and convey all of the Acquired Assets of each Acquired Fund to the Corresponding Acquiring Fund. Wells Fargo Funds shall then accept the Acquired Assets and assume the Assumed Liabilities such that at and after the Effective Time (i) all of the Acquired Assets at or after the Effective Time shall become and be the assets of the Acquiring Fund and (ii) all of the Assumed Liabilities at the Effective Time shall attach to the Acquiring Fund, and be enforceable against the Acquiring Fund to the same extent as if initially incurred by the Acquiring Fund. Wells Fargo Funds agrees on behalf of each Acquiring Fund that upon any merger, consolidation, conversion of form of entity, corporate reorganization, liquidation, dissolution, or sale or disposition (whether in a single transaction or a series of related transactions) of all or substantially all of the assets of such Acquiring Fund within three (3) years after the Closing Date, it will cause the surviving or transferee entity to agree in writing to be bound by all of the Acquiring Fund's obligations under clause (ii) of this Section 3(b).

     (c)  Registrant  shall  assign,  transfer,  deliver and convey the Acquired
Fund's   Acquired   Assets   to  the   Corresponding   Acquiring   Fund  at  the
Reorganization's Effective Time on the following bases:

          (1) In exchange for the transfer of the Acquired Assets, Wells Fargo Funds shall simultaneously issue and deliver to the Acquired Fund full and fractional shares of beneficial interest of the corresponding Acquiring Class. Wells Fargo Funds shall determine the number of shares of each Acquiring Class to issue by dividing the net value of the Acquired Assets attributable by ratable allocation to the corresponding Acquired Class by the net asset value of one Acquiring Class share. Based on this calculation, Wells Fargo Funds shall issue shares of beneficial interest of each Acquiring Class with an aggregate net asset value equal to the net value of the Acquired Assets of the corresponding Acquired Class.

          (2) The parties shall determine the net asset value of the Acquiring Fund shares to be delivered, and the net value of the Acquired Assets to be conveyed, as of the Valuation Time in accordance with Wells Fargo Funds current valuation policies and procedures, a copy of which has been furnished to Registrant. The parties shall make all computations to the fourth decimal place or such other decimal place as the parties may agree to in writing.

          (3) Registrant shall cause its custodian to transfer the Acquired Assets with good and marketable title to the custodian for the account of the Acquiring Fund. Registrant shall cause its custodian to transfer all cash in the form of immediately available funds payable to the order of the Wells Fargo Funds' custodian for the account of the Acquiring Fund. Registrant shall cause its custodian to transfer any Acquired Assets that were not transferred to the Acquiring Fund's custodian at the Effective Time to the Wells Fargo Funds' custodian at the earliest practicable date thereafter.

     (d) Promptly after the Closing Date, Registrant will deliver to Wells Fargo Funds an unaudited statement of Assets and Liabilities of the Acquired Fund as of the Closing Date.

     (e) Notwithstanding anything herein to the contrary, the Specified Rights and Obligations shall not be Acquired Assets or Assumed Liabilities and shall not be assigned, transferred, delivered or conveyed to the Acquiring Fund or accepted or assumed by Wells Fargo Funds.

4. LIQUIDATION AND TERMINATION OF ACQUIRED FUNDS, REGISTRATION OF SHARES AND ACCESS TO RECORDS. Registrant, on behalf of each of the Acquired Funds, and Wells Fargo Funds, shall take the following steps with respect to each
     Reorganization:

     (a) At or as soon as reasonably practical after the Effective Time, Registrant shall liquidate by (i) distributing to shareholders of record of the corresponding Acquired Class immediately prior to the Effective Time full and fractional shares of beneficial interest of the corresponding Acquiring Class equal in value, as of the Valuation Time, to the shares of the corresponding Acquired Class held of record by the shareholder immediately prior to the Effective Time, and (ii) transferring the Excluded Assets and the Excluded Liabilities to the Successor Trust in accordance with applicable law and Registrant's Articles of Incorporation or Declaration of Trust. Each shareholder also shall have the right to receive from the Acquiring Fund at or as soon as practicable after the Effective Time any unpaid dividends or other distributions that Registrant declared with respect to the shareholder's Corresponding Acquired Fund shares before the Effective Time. Wells Fargo Funds shall record, on separate and distinct records for each Acquiring Fund, the ownership by the shareholders of the respective Acquiring Fund shares; Registrant shall simultaneously redeem and cancel on its books all of the issued and outstanding shares of each corresponding Acquired Class. Wells Fargo Funds does not issue certificates, and shall not be required to issue certificates to shareholders of the Acquired Funds. Registrant shall wind up its business and the affairs of the Acquired Funds and shall take all steps as are necessary and proper to dissolve and terminate Registrant and the Acquired Funds as soon as is reasonably practicable after the Effective Time and in accordance with all applicable laws and regulations, as set forth in the Plan of Dissolution contained in Schedule D.

     (b) At and after the Closing Date, Registrant shall provide Wells Fargo Funds and its transfer agent with immediate access to: (i) all records containing the names, addresses and taxpayer identification numbers of all of the Acquired Fund shareholders and the number and percentage ownership of the outstanding shares of the corresponding Acquired Classes owned by each shareholder immediately prior to the Effective Time and (ii) all original documentation (including all applicable Internal Revenue Service forms, certificates, certifications and correspondence) relating to the Acquired Fund shareholders' taxpayer identification numbers and their liability for or exemption from back-up withholding. Prior to the Closing Date, Registrant shall direct its service providers that maintain records with respect to the Acquired Fund as are required by Section 31 of, and Rules 31a-1 and 31a-2 under, the 1940 Act to continue to preserve and maintain such records as required by such Section and Rules, unless Wells Fargo Funds and Registrant agree in writing that such records be delivered to Wells Fargo Funds or to another service provider. As soon as practicable following the Reorganization, Registrant shall deliver all books and records with respect to the Acquired Fund in its possession or control, including books and records showing the ownership of all of the issued and outstanding shares of each corresponding Acquired Class, to Wells Fargo Funds and Wells Fargo Funds shall thereafter have the responsibility to preserve and maintain, or to cause its service providers to preserve and maintain, all such records received by it in accordance with Section 31 of, and Rule 31a-1 and 31a-2 under, the 1940 Act.

     (c) If Wells Fargo Funds or any Acquiring Fund receives any distribution from the Contingent Settlement and Release Agreement or any regulatory settlement, it shall not retain such distribution except as such retention may be in accordance with the Contingent Settlement and Release Agreement or such regulatory settlement, as the case may be, and otherwise will remit it promptly to the Successor Trust, which shall deliver such distribution (or cause the delivery thereof) to the person or persons entitled thereto in accordance with the Contingent Settlement and Release Agreement or regulatory settlement, as the case may be, and, to the extent not inconsistent with such agreement or regulatory settlement, this Plan.

5. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF REGISTRANT. Registrant, on behalf of itself and, as appropriate, each of its Acquired Funds, separately and not jointly, represents and warrants to, and agrees with, Wells Fargo Funds as follows:

     (a) Registrant is a statutory trust or corporation, duly created, validly existing and in good standing under the laws of the State of Delaware or Wisconsin. The Board of Registrant duly established and designated each of the Acquired Funds as a series of Registrant. Registrant is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

     (b) Each of Registrant and the Acquired Funds has the power and all necessary federal, state and local qualifications and authorizations to own all of its properties and Assets, to carry on its business as now being conducted and described in its currently effective Registration Statement on Form N-1A as filed with the SEC and amended from time to time, to enter into this Plan and, subject to the approval of shareholders referred to in Section 2, to consummate the transactions contemplated herein.

     (c) The Board of Registrant has duly authorized the execution and delivery of the Plan and the transactions contemplated herein. Duly authorized officers of Registrant have executed and delivered the Plan. The Plan represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Plan does not, and, subject to the approval of shareholders referred to in Section 2, the consummation of the transactions contemplated by this Plan will not, violate any applicable law or regulation, Registrant's Articles of Incorporation or Trust Instrument and By-Laws or other constituent agreements or any Material Agreement. Except for the approval of the shareholders of each Acquired Fund, Registrant does not need to take any other action to authorize its officers to effectuate this Plan and the transactions contemplated herein.

     (d) For each taxable year of its operation (including, as applicable, the taxable year ending on the day of the Effective Time), each Acquired Fund has met (or will meet) the requirements under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code for qualification as a regulated investment company and has computed (or will compute) its federal income tax liability, if any, under
Section 852 of the Code.

     (e) The N-14 Registration Statement, when filed with the SEC, when distributed to shareholders and at the time of the shareholder meeting of each Acquired Fund for the Reorganization and at the Effective Time of the Reorganization, insofar as it relates to the Registrant and each Acquired Fund: shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made.

     (f) Registrant has duly authorized and validly issued all of the issued and outstanding shares of each Acquired Fund and all of the shares are validly outstanding, fully paid and non-assessable by Registrant, and were offered for sale and sold in conformity, in all material respects, with the registration requirements of all applicable federal and state securities laws. There are no outstanding options, warrants or other rights to subscribe for or purchase the shares of any Acquired Fund, nor are there any securities convertible into shares of any Acquired Fund, except to the extent that Class B shares of an applicable Acquired Fund are convertible into Class A shares under certain circumstances.

     (g) Except in respect of the facts underlying the matters disclosed on Schedule B, as to which no representation is made, Registrant, with respect to each Acquired Fund, is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the 1933 Act, the 1934 Act and all applicable state securities laws, and, from the date of this Plan through the Closing Date, shall comply in all material respects with all newly adopted rules and regulations under the 1940 Act on or before their compliance dates. Except in respect of the facts underlying the matters disclosed on Schedule B as to which no representation is made, Registrant, with respect to each Acquired Fund, is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in its Form N-1A Registration Statement currently in effect. The value of the net assets of each Acquired Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the 1940 Act and the policies of such Acquired Fund and all purchases and redemptions of shares of each Acquired Fund have been effected at the net asset value per share calculated in such a manner.

     (h) Except as otherwise provided herein, Registrant shall operate the business of each of the Acquired Funds in the ordinary course between the date hereof and the Effective Time, it being agreed that such ordinary course of business will include (i) the declaration and payment of dividends and distributions pursuant to standard dividend and distribution policies approved by such Acquired Fund's Board prior to the date of this Plan, (ii) the declaration and payment of any other dividends and distributions deemed advisable by mutual agreement of such Acquired Fund and Wells Fargo Funds in anticipation of the Reorganization, and (iii) the taking of any other commercially reasonable action in anticipation of the Reorganization (including obtaining such additional "run off" insurance coverage as Registrant's Board may approve and selling assets for purposes of realizing taxable gains to offset tax-loss carryforwards). Notwithstanding the foregoing, Registrant shall: (i) not take any action inconsistent with the treatment of any Reorganization as a "reorganization," within the meaning of Section 368(a) of the Code; and (ii) take all commercially reasonable actions necessary to ensure satisfaction of representations in the certificate to be provided to Morrison & Foerster LLP in connection with their opinion described in Sections 7(g) and 8(f).

     (i) At the Effective Time, each Acquired Fund will have good and marketable title to its Assets and, subject to the approval of such Acquired Fund's shareholders, full right, power and authority to assign, transfer, deliver and convey such Assets.

     (j) The Acquired Fund Financial Statements, copies of which have been previously delivered to Wells Fargo Funds fairly present in accordance with generally accepted accounting principles consistently applied the financial position of the Acquired Fund as of the Acquired Fund's most recent fiscal year-end and, if applicable, semi-annual period-end, and the results of the Acquired Fund's operations and changes in the Acquired Fund's Known Assets and Known Liabilities in the ordinary course for the periods indicated. The Acquired Fund Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied.

     (k) To the Knowledge of Registrant, none of the Acquired Funds has any Liabilities, other than Liabilities that arise out of or result from the Specified Rights and Obligations, Liabilities disclosed or provided for in the Acquired Fund Financial Statements and Liabilities incurred in the ordinary course of business subsequent to the date of the Acquired Fund Financial Statements. Without limiting the generality of the previous sentence, none of the Acquired Funds has any Liabilities to SCM or any other service provider of such Acquired Fund for fees previously waived or deferred by SCM or any other such service provider.

     (l) Except as disclosed on Schedule B, Registrant does not Know of any claims, actions, suits, inquiries, investigations or proceedings of any type pending or threatened against any Acquired Fund, its Assets or businesses or any of the Acquired Funds' advisers or principal underwriters (all of whom are identified on Schedule E hereto) relating to the services such adviser or underwriter provides to any of the Acquired Funds. Except for the facts underlying the matters disclosed on Schedule B, none of the Acquired Funds Knows of any facts that it currently has reason to believe are likely to form the basis for the institution of any such claim, action, suit, inquiry, investigation or proceeding against such Acquired Fund, or any of its advisers or principal underwriters relating to the services such adviser or underwriter provides to such Acquired Fund. For purposes of this provision, investment underperformance or negative investment performance shall not be deemed to constitute such facts. Except as disclosed on Schedule B, neither Registrant nor any of the Acquired Funds and to their Knowledge, none of their advisers or principal underwriters is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that adversely affects, or is reasonably likely to adversely affect, its financial condition, results of operations, business, properties or Assets or its ability to consummate the transactions contemplated by the Plan.

     (m) All contracts, agreements and similar instruments to which any of the Acquired Funds are party or by which any of them are bound that (i) are material to Registrant's business as it relates to the Acquired Funds or (ii) grant a right to indemnification, advancement of funds, defense, contribution to the liability of and/or be held harmless to any director or the president of any Acquired Fund, are listed on Schedule C. No material default exists on the part of the Registrant or any Acquired Fund or, to the Registrant's Knowledge, any other party, under any contract or agreement listed on Schedule C. With respect to any contract, agreement or similar instrument related to any of the Acquired Funds to which Registrant is a party that is not listed on Schedule C: (i) such contract, agreement or similar instrument was entered into in the ordinary course of Registrant's business; (ii) no material default exists with respect to such contract, agreement or similar instrument on the part of Registrant or any of the Acquired Funds, or to the Registrant's Knowledge, any other party; and
(iii) such contract, agreement or similar instrument is not material to the business of Registrant. Nothing in this Section prevents Registrant from entering into, amending or terminating a contract, agreement or instrument after the date of this Plan if such action would not constitute a breach of any of Registrant's representations or other obligations under this Plan.

     (n) Registrant has (i) timely filed all of its and its Acquired Fund's tax returns for all of their taxable years to and including the Acquired Fund's most recent taxable year required to be filed on or before the date of this Plan, and has paid all taxes payable pursuant to such returns; or otherwise made sufficient provision therefor; and (ii) made available to Wells Fargo Funds all of its and its Acquired Fund's previously filed tax returns. To the Knowledge of Registrant, no such return is currently under audit and no assessment has been asserted with respect to such returns. Registrant will file all of its and its Acquired Fund's tax returns (and pay any taxes due thereon) for all of their taxable periods ending on or before the Effective Time not previously filed on or before their due dates (taking account of any valid extensions thereof).

     (o) Since the date of the Acquired Fund Financial Statements, there has been no material adverse change in the financial condition, results of operations, business, properties or Assets of the Acquired Fund. For purposes of this provision, investment underperformance, negative investment performance or net redemptions shall not be deemed to constitute such facts, provided all customary performance disclosures have been made.

     (p) Registrant has not established a deferred compensation plan for the benefit of members of its Board.

     (q) The Successor Trust shall constitute a Liquidating Trust.

6. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF WELLS FARGO FUNDS. Wells Fargo Funds, on behalf of itself and, as appropriate, each of its Acquiring Funds, separately and not jointly, represents and warrants to, and agrees with Registrant as follows:

     (a) Wells Fargo Funds is a statutory trust duly created, validly existing and in good standing under the laws of the State of Delaware. The Board of Wells Fargo Funds duly established and designated each Acquiring Fund as a series of Wells Fargo Funds and each Acquiring Class as a class of the Acquiring Fund. Wells Fargo Funds is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

     (b) Each of Wells Fargo Funds and the Acquiring Funds has the power and all necessary federal, state and local qualifications and authorizations to own all of its properties and assets, to carry on its business as described in its Registration Statement on Form N-1A as filed with the SEC, to enter into this Plan and to consummate the transactions contemplated herein.

     (c) The Board of Wells Fargo Funds has duly authorized the execution and delivery of the Plan and the transactions contemplated herein. Duly authorized officers of Wells Fargo Funds have executed and delivered the Plan. The Plan represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated by this Plan will not, violate any applicable law or regulation, the Declaration of Trust of Wells Fargo Funds or other constituent documents or any Material Agreement. Wells Fargo Funds does not need to take any other action to authorize its officers to effectuate the Plan and the transactions contemplated herein.

     (d) For each taxable year of its operation, each Acquiring Fund (other than an Acquiring Fund participating in a Shell Reorganization) has met (or will meet) the requirements under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code for qualification as a regulated investment company and has computed (or will compute) its federal income tax under Section 852 of the Code.

     (e) The N-14 Registration Statement, when filed with the SEC, when distributed to shareholders and at the time of the shareholder meeting of each Acquired Fund for the Reorganization and at the Effective Time of the
Reorganization: (i) shall comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder and state securities laws and (ii) insofar as it relates to the Wells Fargo Funds and each Acquiring Fund and the Acquiring Classes shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made.

     (f) If the Reorganization is a Shell Reorganization, each applicable Acquiring Fund shall have no assets or liabilities as of the Closing Date, and there shall be no issued and outstanding shares of such Acquiring Fund prior or at to the Closing Date, other than those acquired, assumed or issued in order to facilitate the commencement of the operations of such Acquiring Fund.

     (g) Wells Fargo Funds has duly authorized and validly issued all of the issued and outstanding shares of each Acquiring Fund and those shares are fully paid and non-assessable and were offered for sale and sold in conformity, in all material respects, with the registration requirements of all applicable federal and state securities laws. Wells Fargo Funds shall duly authorize the shares of each Acquiring Fund to be issued and delivered to the Acquired Fund as of the Effective Time. When issued and delivered, the shares of each Acquiring Fund shall have been registered for sale under the 1933 Act and qualified under all applicable state securities laws and shall be duly and validly issued, fully paid and non-assessable, and no shareholder of any Acquiring Fund shall have any preemptive right of subscription or purchase in respect of them. There are no outstanding options, warrants or other rights to subscribe for or purchase the shares of any Acquiring Fund, nor are there any securities convertible into shares of any Acquiring Fund.

     (h) Wells Fargo Funds, with respect to each Acquiring Fund, is and at the Effective Time, will be in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the 1933 Act, the 1934 Act, and all applicable state securities laws, and from the date of this Plan through the Closing Date will comply in all material respects with all newly adopted rules and regulations under the 1940 Act on or before their compliance dates. Wells Fargo Funds, with respect to each Acquiring Fund, is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the Form N-1A Registration Statement. The value of the net assets of each Acquiring Fund is determined using portfolio valuation methods that comply in all material respects with the requirements of the 1940 Act and the policies of the Acquiring Fund and all purchases and redemptions of shares of each Acquiring Fund have been effected at the net asset value per share calculated in such a manner.

     (i) Except as disclosed on Schedule B, Wells Fargo Funds does not Know of any claims, actions, suits, inquiries, investigations or proceedings of any type pending or threatened against Wells Fargo Funds, WFFM, or any Acquiring Fund or their assets or businesses, or against any of the Acquiring Funds' advisers or principal underwriters (all of whom are identified on Schedule E hereto) relating to the services such adviser or underwriter provides to e Acquiring Fund. Wells Fargo Funds does not Know of any facts that it currently has reason to believe are likely to form the basis for the institution of any such claim, action, suit, inquiry, investigation or proceeding against Wells Fargo Funds, WFFM or the Acquiring Fund or any of its advisers or principal underwriters relating to the services such adviser or underwriter provides to such Acquiring Fund. For purposes of this provision, investment underperformance or negative investment performance shall not be deemed to constitute such facts. Neither Wells Fargo Funds nor any of the Acquiring Funds and to their Knowledge, none of their advisers or principal underwriters is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that adversely affects, or is reasonably likely to adversely affect, its financial condition, results of operations, business, properties or Assets or its ability to consummate the transactions contemplated by this Plan.

     (j) All contracts, agreements and similar instruments that are material to the Wells Fargo Funds' business are listed on Schedule C. No material default exists under any contract or agreement listed on Schedule C. With respect to any contract, agreement or similar instrument to which the Wells Fargo Funds are a party that is not listed on Schedule C: (i) such instrument was entered into in the ordinary course of the Wells Fargo Funds' business; (ii) no material default exists with respect to such instrument; and (iii) such instrument is not material to the business of the Wells Fargo Funds.

     (k) Except as otherwise provided herein, Wells Fargo Funds shall operate the business of each Acquiring Fund in the ordinary course between the date hereof and the Effective Time, it being agreed that such ordinary course of business will include (i) the declaration and payment of dividends and distributions pursuant to standard dividend and distribution policies approved by the Acquiring Fund's Board prior to the date of this Plan, (ii) the declaration and payment of any other dividends and distributions deemed advisable by mutual agreement of each Acquired Fund and Wells Fargo Funds in anticipation of the Reorganization, and (iii) the taking of any other commercially reasonably action in anticipation of the Reorganization. Wells Fargo Funds shall: (i) not take any action inconsistent with the treatment of any Reorganization as a "reorganization" within the meaning of Section 368(a) of the Code; and (ii) take all commercially reasonable actions necessary to ensure satisfaction of representations in the certificate to be provided to Morrison & Foerster LLP in connection with their opinion described in Sections 7(g) and 8(f).

     (l) At the Effective Time, each Acquiring Fund will have good and marketable title to its assets.

     (m) The Acquiring Fund Financial Statements, copies of which have been previously delivered to Registrant, have been prepared in accordance with GAAP and fairly present the financial position of the Acquiring Fund as of the Acquiring Fund's most recent fiscal year-end and, if applicable, semi-annual period-end, and the results of the Acquiring Fund's operations and changes in the Acquiring Fund's Known assets and Known liabilities in the ordinary course for the periods indicated. The Acquiring Fund Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied.

     (n) To the Knowledge of Wells Fargo Funds, none of the Acquiring Funds has any liabilities, whether or not determined or determinable, other than the liabilities disclosed or provided for in the Acquiring Fund Financial Statements and liabilities incurred in the ordinary course of business subsequent to the date of this Plan. Without limiting the generality of the previous sentence, none of the Acquiring Funds has any liabilities to any service provider of the Acquiring Fund for fees previously waived or deferred by such service provider.

     (o) Wells Fargo Funds has (i) timely filed all of its and its Acquiring Fund's tax returns for all of their taxable years to and including the Acquiring Fund's most recent taxable year required to be filed on or before the date of this Plan, and has paid all taxes payable pursuant to such returns; or otherwise made sufficient provision therefor; and (ii) made available to Registrant all of its and its Acquiring Fund's previously filed tax returns. To the Knowledge of Wells Fargo Funds, no such return is currently under audit and no assessment has been asserted with respect to such returns. Wells Fargo Funds will file all of its and its Acquiring Fund's tax returns (and pay any taxes due thereon) for all of their taxable periods ending on or before the Effective Time not previously filed on or before their due dates (taking account of any valid extensions thereof).

     (p) Since the date of the Acquiring Fund Financial Statements, there has been no material adverse change in the financial condition, results of operations, business, properties or assets of any Acquiring Fund. For purposes of this provision, investment underperformance, negative investment performance or net redemptions shall not be deemed to constitute such facts, provided all customary performance disclosures have been made.

     (q) Class B and Class C shares held in investor accounts of an Acquired Fund as of the Closing Date, which were purchased subject to the Acquired Fund's current contingent deferred sales charge ("CDSC") schedule, will continue to be subject to that CDSC schedule. Class B shares purchased before the Closing Date will convert to Class A shares after a conversion period of eight years after the initial purchase. The period of time such Class B shares were held before the Closing Date will be counted for purposes of calculating the eight-year conversion period. The period of time such Class C shares were held before the Closing Date will be counted for purposes of calculating the holding period.

7. CONDITIONS TO AN ACQUIRED FUND'S OBLIGATIONS. The obligations of an Acquired Fund with respect to its Reorganization, and the obligations of Registrant with respect to that Reorganization, shall be subject to the following conditions precedent:

     (a) The shareholders of the Acquired Fund shall have approved the Reorganization in the manner required by the Articles of Incorporation or Trust Instrument and applicable law. If the Acquired Fund's shareholders fail to approve the Reorganization, that failure shall release Registrant of its obligation under this Plan only with respect to that Reorganization and not any other Reorganization.

     (b) Wells Fargo Funds shall have duly executed and delivered to the Acquired Fund the Acquiring Fund's Reorganization Documents.

     (c) All representations and warranties of Wells Fargo Funds made in this Plan that are not by their terms qualified as to materiality shall be true and correct in all material respects, and all representations and warranties of Wells Fargo Funds made in this Plan that by their terms are qualified as to materiality are true and correct in all respects, in each case as if made at and as of the Valuation Time and the Effective Time.

     (d) (1) Wells Fargo Funds shall have delivered to Registrant a certificate dated as of the Closing Date and executed in its name by its Secretary or Treasurer, in a form reasonably satisfactory to Registrant, stating that all representations and warranties of Wells Fargo Funds in this Plan that are not by their terms qualified as to materiality are true and correct in all material respects, and all representations and warranties of Wells Fargo Funds made in this Plan that by their terms are qualified as to materiality are true and correct in all respects, in each case at and as of the Valuation Time and the Effective Time. (2) Wells Fargo Funds also shall have delivered to Registrant a certificate dated as of the Closing Date and executed in its name by its Secretary or Treasurer (or Assistant Secretary or Treasurer), in form reasonably satisfactory to Registrant, stating that it has approved the Acquired Fund's Acquired Assets as being consistent with the Acquiring Fund's investment objectives, policies and restrictions and that the Acquired Fund's Acquired Assets may otherwise be lawfully acquired by the Acquiring Fund.

     (e) Registrant shall have received an opinion of Morrison & Foerster LLP, as counsel to Wells Fargo Funds, in form and substance reasonably satisfactory to Registrant and dated as of the Closing Date, addressed to Registrant, substantially to the effect that:

          (1) Wells Fargo Funds is a statutory trust duly created, validly existing and in good standing under the laws of the State of Delaware and is an open-end, management investment company registered under the 1940 Act;

          (2) the shares of the Acquiring Fund to be delivered as provided for by this Plan are duly authorized and upon delivery will be validly issued, fully paid and non-assessable by Wells Fargo Funds, provided that the payments for transfer taxes by shareholders provided for in Section 4(b) of this Plan shall not be deemed to render the shares issued assessable;

          (3) this Plan has been duly authorized, executed and delivered by Wells Fargo Funds, and the execution and delivery of this Plan did not, and the consummation of the Reorganization will not, violate the Declaration of Trust of Wells Fargo Funds or any Material Agreement to which Wells Fargo Funds is a party or by which it is bound; and

          (4) to the Knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Wells Fargo Funds of the Reorganization, or for the execution and delivery of Wells Fargo Funds' Reorganization Documents, except those that have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and the rules and regulations under those Acts or that may be required under state securities laws, the HSR Act or subsequent to the Effective Time or when the failure to obtain the consent, approval, authorization or order would not have a material adverse effect on the operation of the Acquiring Fund.

In rendering such opinion, such counsel may (i) rely on the opinion of other counsel to the extent set forth in such opinion, (ii) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "Knowledge" and related terms to mean the Knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Plan and (v) rely on certificates (reasonably acceptable to Registrant) of officers or trustees of Wells Fargo Funds.

     (f) Registrant shall have received an opinion of Richards, Layton & Finger, P.A., as counsel to Wells Fargo Funds, in form and substance reasonably satisfactory to Registrant and dated as of the Closing Date, addressed to Registrant, substantially to the effect that: assuming due authorization, execution and delivery of this Plan by each of the parties hereto, the Plan represents a legal, valid and binding contract of the Acquiring Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, receivership, fraudulent conveyance and transfer and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and further subject to the application of equitable principles in any proceeding whether at law or in equity or with respect to the enforcement of provisions of the Plan, the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate an implied covenant of good faith and fair dealing or would be commercially unreasonable or when default under the Plan is not material and the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution. In rendering such opinion, such counsel may (i) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (ii) limit such opinion to applicable state law, and (iii) rely on certificates (reasonably acceptable to Registrant) of officers or trustees of Wells Fargo Funds.

     (g) Registrant shall have received an opinion addressed to it and dated as of the Closing Date of Morrison & Foerster LLP, stating that each Acquired Fund and its shareholders may rely thereon, based upon representations reasonably acceptable to Morrison & Foerster LLP made in certificates provided to Morrison & Foerster LLP by Wells Fargo Funds, Registrant, their affiliates and/or principal shareholders, addressed to Registrant and Wells Fargo Funds in a form reasonably satisfactory to Registrant substantially to the effect that (i) each Reorganization will constitute a "reorganization," within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by an Acquired Fund upon the transfer of such Acquired Fund's assets to the Corresponding Acquiring Fund solely in exchange for such Acquiring Fund's shares and the assumption by the Corresponding Acquiring Fund of liabilities of such Acquired Fund or upon the distribution of the Corresponding Acquiring Fund shares to such Acquired Fund's shareholders in exchange for their shares of such Acquired Fund in connection with the Reorganization; (iii) the tax basis of the assets of an Acquired Fund to be transferred to the Corresponding Acquiring Fund in the Reorganization in the hands of the Corresponding Acquiring Fund will be the same as the tax basis of such assets in the hands of such Acquired Fund immediately prior to the transfer; (iv) the holding period in the assets of an Acquired Fund to be transferred to the Corresponding Acquiring Fund in the Reorganization in the hands of the Corresponding Acquiring Fund will include the period during which such assets were held by such Acquired Fund; (v) no gain or loss will be recognized by an Acquiring Fund upon the receipt of the assets of the Corresponding Acquired Fund solely in exchange for such Acquiring Fund's shares and the assumption by such Acquiring Fund of liabilities of the Corresponding Acquired Fund; (vi) no gain or loss will be recognized by the shareholders of an Acquired Fund upon the receipt of the Corresponding Acquiring Fund's shares solely in exchange for their shares of such Acquired Fund as part of the Reorganization; (vii) the tax basis of the Acquiring Fund shares to be received by each shareholder of the Corresponding Acquired Fund will be, in the aggregate, the same as the tax basis, in the aggregate, of the Corresponding Acquired Fund shares surrendered in exchange therefor; and (viii) the holding period in the Acquiring Fund shares received by each shareholder of the Corresponding Acquired Fund in the Reorganization will include the holding period during which the shares of the Corresponding Acquired Fund exchanged therefor were held, provided that at the time of the exchange the shares of the Corresponding Acquired Fund were held as capital assets in the hands of such shareholder.

     (h) Registrant shall have received a memorandum addressed to Registrant and Wells Fargo Funds, in form and substance reasonably satisfactory to Registrant and Wells Fargo Funds, prepared by Morrison & Foerster LLP, or another person agreed to in writing by the parties, concerning compliance with each relevant state's securities laws in connection with Wells Fargo Funds' issuance of Acquiring Fund shares.

     (i) The N-1A Registration Statement and the N-14 Registration Statement shall have become effective under the 1933 Act as to the Acquiring Fund's shares and no stop order suspending the effectiveness of the N-1A Registration Statement or the N-14 Registration Statement shall have been issued and, to the Knowledge of the parties, the SEC shall not be contemplating issuing such a stop order.

     (j) There shall not be in effect on the Closing Date any order, judgment, injunction or other decree of any court of competent jurisdiction restraining, enjoining, or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Plan.

     (k) The SEC shall not have issued any  unfavorable  advisory  report  under
Section 25(b) of the 1940 Act relating to, or instituted any proceeding seeking to enjoin consummation of, the Reorganization under Section 25(c) of the 1940 Act.

     (l) Wells Fargo Funds shall have performed and complied in all material respects with each of its agreements and covenants required by this Plan to be performed or complied with by it prior to or at the Reorganization's Valuation Time and Effective Time.

     (m) Registrant shall have received from Wells Fargo Funds a duly executed instrument, in a form and substance reasonably acceptable to Registrant, whereby the Acquiring Fund assumes all of the Assumed Liabilities.

     (n) Registrant shall have received a letter dated as of the effective date of the N-14 Registration Statement from KPMG LLP ("KPMG") addressed to
Registrant and Wells Fargo Funds with respect to each Acquired Fund and each Acquiring Fund that is not a Shell Acquiring Fund for which KPMG serves as the independent registered public accounting firm in form and substance reasonably satisfactory to Registrant to the effect that on the basis of limited procedures as reasonably agreed to by Registrant and described in such letter (but not an examination in accordance with generally accepted auditing standards):

          (1) the data used in the preparation of the relevant unaudited pro forma financial statements and relevant pro forma adjustments included in the N-14 Registration Statement agree, in all material respects, with the underlying accounting records of the Acquired Fund(s) and Acquiring Fund, respectively, or to schedules prepared by officers of the Registrant or Wells Fargo Funds, having responsibility for financial and reporting matters;

          (2) the data used in the calculation of any expense ratios of the fund appearing in the N-14 Registration Statement agree, in all material respects, with the underlying accounting records of such fund, as appropriate, or with written estimates provided by officers of Registrant or Wells Fargo Funds, as appropriate, having responsibility for financial and reporting matters; and

          (3) the information relating to the fund appearing in the N-14 Registration Statement that is expressed in dollars or percentages of dollars, if any, has been obtained from the accounting records of such fund, or from schedules prepared by officers of Registrant or Wells Fargo Funds having responsibility for financial and reporting matters and such information is in agreement, in all material respects, with such records or schedules or with computations made therefrom.

Registrant also shall have received a letter dated as of the Closing Date that KPMG has agreed the relevant unaudited pro forma financial statements and relevant pro forma adjustments, the expense ratios and other information expressed in dollars or percentages, as noted in clauses (1), (2) and (3) of this Section 7(n), with the N-14 Registration Statement filed as of the closing date.

     (o) Neither party shall have terminated this Plan with respect to the Reorganization pursuant to Section 11 of this Plan.

     (p) As of the Closing Date, there shall have been no material change in the investment objective, policies and restrictions nor any material increase in the investment management fees, fee levels payable pursuant to any 12b-1 plan of distribution or shareholder servicing plan or agreement, other fees payable for services provided to the Acquiring Fund, or sales loads of the Acquiring Fund nor any material reduction in the fee waiver or expense reduction undertakings from those described in the N-1A Registration Statement respecting the Acquiring Fund and in the N-14 Registration Statement.

     (q) SCM and/or Registrant, as applicable, shall have satisfied their financial obligations, if any, to all other service providers of the Acquired Funds, with respect to the obligations of the Acquired Funds arising out of or in connection with the termination of any agreements with such service providers prior to or simultaneously with the Reorganizations.

     (r) The Wells Fargo Funds shall have received an order of the SEC relieving the Wells Fargo Funds from the provision of Section 15(f) of the 1940 Act that would otherwise require the Wells Fargo Funds Board from the Effective Time to consist of at least 75% of members who are not "interested persons" of SCM or the investment adviser or sub-adviser to the Acquiring Fund as defined in the 1940 Act; or the Wells Fargo Funds Board shall be constituted in such a manner as to meet such 75% requirement.

     (s) The parties shall have received any necessary order of the SEC providing them with relief from the 1940 Act as may be needed to permit the Reorganization.

8. CONDITIONS TO WELLS FARGO FUNDS OBLIGATIONS. The obligations of an Acquiring Fund with respect to its Reorganization, and the obligations of Wells Fargo Funds with respect to that Reorganization, shall be subject to the following conditions precedent:

     (a) The shareholders of the Acquired Fund shall have approved the Reorganization in the manner required by its Articles of Incorporation or Trust Instrument and applicable law. If the Acquired Fund's shareholders fail to approve the Reorganization, that failure shall release Wells Fargo Funds of its obligation under this Plan only with respect to that Reorganization and not any other Reorganization.

     (b) Registrant shall have duly executed and delivered to Wells Fargo Funds the Acquired Fund Reorganization Documents.

     (c) All representations and warranties of Registrant made in this Plan that by their terms are not qualified as to materiality shall be true and correct in all material respects, and all representations and warranties of Registrant made in this Plan that by their terms are qualified as to materiality are true and correct in all respects, in each case as if made at and as of the Valuation Time and the Effective Time.

     (d) Registrant shall have delivered to Wells Fargo Funds a certificate dated as of the Closing Date and executed in its name by its Treasurer or Secretary, in a form reasonably satisfactory to Wells Fargo Funds, stating that the representations and warranties of Registrant in this Plan that by their terms are not qualified as to materiality are true and correct in all material respects, and all representations and warranties of Registrant in this Plan that are by their terms qualified as to materiality are true and correct in all respects, in each case at and as of the Valuation Time and the Effective Time.

     (e) Wells Fargo Funds shall have received an opinion of Godfrey & Kahn, S.C., as counsel to Registrant, (or, as to the opinion described in Section 8(e)(4), of Delaware counsel to the Registrant) in form and substance reasonably satisfactory to Wells Fargo Funds and dated as of the Closing Date, substantially to the effect that:

          (1) Registrant is a statutory trust or corporation duly created and validly existing under the laws of the State of Delaware or Wisconsin and is an open-end, management investment company registered under the 1940 Act;

          (2) this Plan has been duly authorized, executed and delivered by Registrant, and the execution and delivery of this Plan did not, and the consummation of the Reorganization will not, violate the Articles of Incorporation or Trust Instrument and By-Laws of Registrant or any Material Agreement to which Registrant is a party or by which it is bound;

          (3) to the Knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Registrant of the Reorganization, or the execution and delivery of Registrant Reorganization Documents, except those that have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and the rules and regulations under those Acts, or that may be required under state securities laws, the HSR Act or subsequent to the Effective Time or when the failure to obtain the consent, approval, authorization or order would not have a material adverse effect on the operation of the Acquired Fund; and

          (4) assuming due authorization, execution and delivery of this Plan by each of the parties hereto, the Plan represents a legal, valid and binding contract of the Acquired Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, receivership, fraudulent conveyance and transfer and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and further subject to the application of equitable principles in any proceeding whether at law or in equity or with respect to the enforcement of provisions of the Plan, the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate an implied covenant of good faith and fair dealing or would be commercially unreasonable or when default under the Plan is not material and the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

In rendering such opinion, such counsel may (i) rely on the opinion of other counsel to the extent set forth in such opinion, (ii) make assumptions regarding the authenticity, genuineness and/or conformity of documents and copies thereof without independent verification thereof, (iii) limit such opinion to applicable federal and state law, (iv) define the word "Knowledge" and related terms to mean the Knowledge of attorneys then with such firm who have devoted substantive attention to matters directly related to this Plan, (v) rely on certificates (reasonably acceptable to Wells Fargo Funds) of officers or directors/trustees of Registrant, (vi) except in the case of the opinion given by Delaware counsel to the Registrant in regard to this Plan, assume that each of this Plan and each Material Agreement is governed by the internal laws of the State of Wisconsin, without regard to the laws that otherwise might govern under applicable principles of conflicts of laws thereof and notwithstanding any other choice of law or governing law provision contained in this Plan or any such Material Agreement, and (vii) assume that each of this Plan and each Material Agreement would be enforced as written.

     (f) Wells Fargo Funds shall have received an opinion dated as of the Closing Date of Morrison & Foerster LLP, upon which each Acquiring Fund and its shareholders may rely, based upon representations reasonably acceptable to Morrison & Foerster LLP made in certificates provided to Morrison & Foerster LLP by Wells Fargo Funds, Registrant, their affiliates and/or principal shareholders, addressed to Registrant and Wells Fargo Funds and Registrant in a form reasonably satisfactory to the Wells Fargo Funds, with respect to the matters described in Section 7(g).

     (g) The N-1A Registration Statement and the N-14 Registration Statement shall have become effective under the 1933 Act as to the Acquiring Fund's shares and no stop order suspending the effectiveness of the N-1A Registration Statement or the N-14 Registration Statement shall have been issued and, to the Knowledge of the parties, the SEC shall not be contemplating issuing such a stop order.

     (h) There shall not be in effect on the Closing Date any order, judgment, injunction or other decree of any court of competent jurisdiction restraining, enjoining, or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Plan.

     (i) The SEC shall not have issued any  unfavorable  advisory  report  under
Section 25(b) of the 1940 Act relating to, nor instituted any proceeding seeking to enjoin consummation of, the Reorganization under Section 25(c) of the 1940 Act.

     (j) Registrant shall have performed and complied in all material respects with each of its agreements and covenants required by this Plan to be performed or complied with by it prior to or at the Reorganization's Valuation Time and Effective Time.

     (k) Registrant shall have taken all steps required to terminate any agreements with its service providers with respect to the Acquired Funds and shall have discharged in the normal course of business any and all payment obligations under such agreements.

     (l) If the Reorganization is an Active Reorganization, Wells Fargo Funds shall have received a letter dated as of the effective date of the N-14 Registration Statement from KPMG addressed to Registrant and Wells Fargo Funds with respect to each Acquired Fund and each Acquiring Fund that is a Shell Acquiring Fund in form and substance reasonably satisfactory to Wells Fargo Funds to the effect that on the basis of limited procedures as reasonably agreed to by Wells Fargo Funds and described in such letter (but not an examination in accordance with generally accepted auditing standards):

          (1) The data used in the preparation of the relevant unaudited pro forma financial statements and relevant pro forma adjustments included in the N-14 Registration Statement agree, in all material respects, with the underlying accounting records of the Acquired Fund(s) and Acquiring Fund, respectively, or to schedules prepared by officers of the Registrant or Wells Fargo Funds, having responsibility for financial and reporting matters;

          (2) the data used in the calculation of any expense ratios of the Acquired Fund appearing in the N-14 Registration Statement agree, in all material respects, with the underlying accounting records of the Acquired Fund, as appropriate, or with written estimates provided by officers of Registrant having responsibility for financial and reporting matters; and

          (3) the information relating to the Acquired Fund appearing in the N-14 Registration Statement that is expressed in dollars or percentages of dollars, if any, has been obtained from the accounting records of the Acquired Fund, or from schedules prepared by officers of Registrant having responsibility for financial and reporting matters and such information is in agreement, in all material respects, with such records or schedules or with computations made therefrom.

Wells Fargo Funds also shall have received a letter dated as of the Closing Date that KPMG has agreed the relevant unaudited pro forma financial statements and relevant pro forma adjustments, the expense ratios and other information expressed in dollars or percentages, as noted in clauses (1), (2) and (3) of this Section 8(l), with the N-14 Registration Statement filed as of the closing date.

     (m) Wells Fargo Funds shall have received a letter dated as of the effective date of the N-14 Registration Statement from KPMG addressed to Registrant and Wells Fargo Funds with respect to each Acquired Fund in a Shell Reorganization in form and substance reasonably satisfactory to Wells Fargo Funds to the effect that on the basis of limited procedures as reasonably agreed to by Wells Fargo Funds and described in such letter (but not an examination in accordance with generally accepted auditing standards):

          (1) the data used in the calculation of any expense ratio of the Acquired Fund appearing in the N-14 Registration Statement agree, in all material respects, with the underlying accounting records of the Acquired Fund, or with written estimates provided by officers of Registrant having responsibility for financial and reporting matters; and

          (2) the information relating to the Acquired Fund appearing in the N-14 Registration Statement that is expressed in dollars or percentages of dollars, if any, has been obtained from the accounting records of the Acquired Fund, or from schedules prepared by officers of Registrant having responsibility for financial and reporting matters and such information is in agreement, in all material respects, with such records or schedules or with computations made therefrom.

Wells Fargo Funds Registrant also shall have received a letter dated as of the Closing Date that KPMG has agreed the expense ratios and other information expressed in dollars or percentages, as noted in clauses (1) and (2) of this
Section 8(m), with the N-14 Registration Statement filed as of the closing date.

     (n) Except to the extent prohibited by Rule 19b-1 under the 1940 Act, prior to the Valuation Time, each Acquired Fund shall have declared a dividend or dividends, with a record date and ex-dividend date prior to the Valuation Time, which, together with all previous dividends, shall have the effect of distributing to the Acquired Fund shareholders all of such Acquired Fund's previously undistributed (i) "investment company taxable income" within the meaning of Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code), (ii) amounts constituting the excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iii) net capital gain (within the meaning of Section 1222(11) of the Code), if any, realized in taxable periods or years ending on or before the Effective Time.

     (o) Neither party shall have terminated this Plan with respect to the Reorganization pursuant to Section 11 of this Plan.

     (p) The Wells Fargo Funds shall have received an order of the SEC relieving the Wells Fargo Funds from the provision of Section 15(f) of the 1940 Act that would otherwise require the Wells Fargo Funds Board from the Effective Time to consist of at least 75% of members who are not "interested persons" of SCM or the investment adviser or sub-adviser to the Acquiring Fund as defined in the 1940 Act; or the Wells Fargo Funds Board shall be constituted in such a manner as to meet such 75% requirement.

     (q) The parties shall have received any necessary order of the SEC providing them with any relief from the 1940 Act as may be needed to permit the Reorganization.

     (r) Registrant shall have delivered to Wells Fargo Funds, or shall have made provision for delivery as promptly as practicable after the Effective Time of, a statement, accurate and complete in all material respects, of (i) assets of each Acquired Fund of Registrant, showing the tax basis of such assets for federal income tax purposes by lot and the holding periods of such assets for such purposes, as of the Valuation Time; and (ii) the capital loss carry forwards for each Acquired Fund for federal income tax purposes and the taxable year(s) of the Acquired Fund (or its predecessors) in which such capital losses were realized.

     (s) The transactions under the Purchase Agreement to be consummated on or before the Effective Time shall have been consummated.

     (t) All documents establishing and relating to the operation of the Successor Trust shall be reasonably satisfactory to Wells Fargo Funds and the Successor Trust shall have agreed to be bound by the terms of this Plan that are applicable to it.

9. TAX MATTERS. Except where otherwise required by law, the parties shall not take a position on any tax returns inconsistent with the treatment of each Reorganization for tax purposes as a "reorganization," within the meaning of Section 368(a) of the Code and each Acquiring Fund and the Corresponding Acquired Fund will comply with the record keeping and information filing requirements of Section 1.368-3 of the Treasury Regulation in accordance therewith.

10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties hereto set forth in Sections 5 and 6 of this Plan or the certificates referred to in Sections 7(d)(1) and 8(d) of this Plan, and all rights and obligations in respect of any of these, shall terminate on the Closing Date.

11. TERMINATION OF PLAN. A majority of a party's Board may terminate this Plan with respect to any Acquiring Fund or the Acquired Fund prior to the applicable Reorganization, as appropriate if: (i) the party's conditions precedent set forth in Sections 7 or 8, as appropriate, are not satisfied on the Closing Date; or (ii) it becomes reasonably apparent to the party's Board that the other party will not be able to satisfy such conditions precedent on the Closing Date. In addition, a majority of a party's Board may terminate this Plan with respect to any Acquiring Fund or the Acquired Fund prior to the closing of the transaction under the Purchase Agreement, if the party's Board determines that the consummation of the Reorganization is not in the best interests of its shareholders and gives notice to the other party. The termination of this Plan with respect to an Acquiring Fund and its Corresponding Acquired Fund shall not affect the continued effectiveness of the Plan with respect to any other Acquiring Fund or Acquired Fund, nor shall it affect the rights or obligations of any party in respect of any breach of this Plan occurring prior to such termination.

12. GOVERNING LAW. This Plan and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, without regard to conflicts of law principles.

13. FINDERS FEES. Each party represents and warrants that there are no brokers or finders entitled to receive any payments from such party in connection with the transactions provided for in this Plan.

14. AMENDMENTS. The parties may, by mutual agreement in writing authorized by their respective Boards, amend this Plan with respect to the Reorganization at any time before or after the Acquired Fund's shareholders approve the Reorganization. However, after the Acquired Fund's shareholders approve the Reorganization, the parties may not amend this Plan in a manner that materially adversely affects the interests of the Acquired Fund's shareholders with respect to the Reorganization. This Section shall not preclude the parties from changing the Closing Date or the Effective Time of the Reorganization by mutual agreement.

15. WAIVERS. At any time on or prior to the Closing Date, any party may by written instrument signed by it (i) waive the effect of any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the agreements, covenants or conditions made for its benefit contained herein. However, after the Acquired Fund's shareholders approve the Reorganization, the Registrant may not grant any waiver that materiality adversely affects the interests of the Acquired Fund's shareholders with respect to the Reorganization. The parties agree that any waiver shall apply only to the particular inaccuracy or requirement for compliance waived, and not any other or future inaccuracy or lack of compliance.

16. INDEMNIFICATION. Wells Fargo Funds shall indemnify, defend and hold harmless Registrant, its officers, directors, trustees, employees and agents against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending claims or liabilities, whether or not resulting in any liability of Registrant, its officers, trustees, employees or agents, arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement on Form N-1A for Wells Fargo Funds that is used in connection with the Reorganization or in the N-14 Registration Statement or any actual or alleged omission from any of the foregoing of any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, insofar as it relates to the Wells Fargo Funds or the Acquiring Fund or Acquiring Classes or (ii) any failure of the N-14 Registration Statement insofar as it relates to the Reorganization, or of any Wells Fargo Fund's registration statement on Form N-1A that is used in connection with the Reorganization, to comply as to form in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations thereunder.

17. COOPERATION AND FURTHER ASSURANCES. Each party will cooperate with the others in fulfilling its obligations under this Plan and will provide such information and documentation as is reasonably requested by another party in carrying out this Plan's terms. Each party will provide such further assurances concerning the performance of its obligations under this Plan and the consummation of the Reorganization as another party shall reasonably  request.  Each  party  shall  notify  the other  parties on and
     anytime   prior  to  the  Closing   Date  if  it  Knows  that  any  of  its
     representations or warranties in Section 5 or 6, as applicable, are no longer true and correct. Each party will take all reasonable actions to seek to ensure that each person intended to issue an opinion, letter or memorandum contemplated by this Plan can issue that opinion, letter or memorandum.

18. UPDATING OF N-14 REGISTRATION STATEMENT. If at any time prior to the Effective Time of a Reorganization a party becomes aware of any untrue statement of material fact in the N-14 Registration Statement or of an omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made, the party discovering the item shall notify the other parties and the parties shall cooperate in promptly preparing, filing and clearing with the SEC and, if appropriate, distributing to shareholders appropriate disclosure with respect to the item.

19. LIMITATION ON LIABILITIES. The obligations of Registrant and Wells Fargo Funds shall not bind any of the trustees, directors, shareholders, nominees, officers, agents, or employees of Registrant or Wells Fargo Funds personally, but shall bind only the assets and property of the Acquiring Funds or the Acquired Funds, as appropriate. The execution and delivery of this Plan by the parties' officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and the property of the Acquiring Funds or the Acquired Funds, as appropriate.

20. NOTICES. Any notice, report, statement, certificate or demand required or permitted by any provision of this Plan shall be in writing and shall be sent by a reputable overnight express carrier, or by registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

               For the Acquired Funds:
               Strong Funds
               100 Heritage Reserve
               Menomonee Falls, WI 53051
               Attn.: Legal Department

     With a copy (which will not constitute notice) sent at the same time and by the same means to:

               Carol A. Gehl
               Godfrey & Kahn, S.C.
               780 North Water Street
               Milwaukee, Wisconsin 53202-3590

               and

               Brian Keeler
               Bingham McCutchen LLP
               150 Federal Street
               Boston, Massachusetts 02110

               For SCM:
               Strong Capital Management, Inc.
               100 Heritage Reserve
               Menomonee Falls, WI 53051
               Attn.: Legal Department

     With a copy (which will not constitute notice) sent at the same time and by the same means to:

               Carol A. Gehl
               Godfrey & Kahn, S.C.
               780 North Water Street
               Milwaukee, Wisconsin 53202-3590

               For Wells Fargo Funds or WFFM:
               Karla M. Rabusch, President
               Wells Fargo Funds Trust
               Wells Fargo Funds Management, LLC
               525 Market Street, 12th Floor
               San Francisco, CA 94105


     With a copy (which will not constitute notice) sent at the same time and by the same means to:

               C. David Messman, Secretary
               Wells Fargo Funds Trust
               Wells Fargo Funds Management, LLC
               25 Market Street, 12th Floor
               San Francisco, CA 94105


21. EXPENSES. Each party hereto acknowledges that all expenses incurred by it in connection with the Reorganization and with this Plan, whether or not the Reorganization is consummated, shall be borne by WFFM or an affiliate thereof in the case of Wells Fargo Funds and its affiliates, and SCM or an affiliate thereof in the case of Registrant and its affiliates in the manner previously agreed in writing by and between WFFM and SCM.

22. GENERAL. This Plan supersedes all prior agreements among or between the parties (written or oral) with respect to the subject matter hereof, and is intended as a complete and exclusive statement of the terms of the agreement between the parties with respect to the subject matter hereof and may not be changed or terminated orally. The parties may execute this Plan in counterparts, which shall be considered one and the same agreement, and shall become effective when the counterparts have been executed by and delivered to all the parties. The headings contained in this Plan are for reference only and shall not affect in any way the meaning or interpretation of this Plan. Nothing in this Plan, expressed or implied, confers upon any other person any rights or remedies under or by reason of this Plan except that (i) persons entitled to indemnification under Section 16 are intended third party beneficiaries of such Section 16; (ii) the directors and the president, respectively, of an Acquired Fund are intended third party beneficiaries of the obligations assumed by the Acquiring Fund to indemnify, advance funds to, defend, contribute to the liability of, and/or hold harmless any director or the president of the Acquired Fund under or pursuant to any contract or such Acquired Fund's constituent documents, in each case as in effect on or prior to the date of this Plan, except those relating to or resulting from the Specified Rights and Obligations; and (iii) after dissolution of the Successor Trust, the directors of the Acquired Funds immediately preceding the Closing Date may take any necessary action to enforce the obligations of Wells Fargo Funds and the Acquired Funds under Section 3(b); provided however, that in the case of the foregoing clauses (i) and (ii), such directors or president must make any claims they may have under insurance policies or against SCM (and which are not then legally barred from being made, as for example by the automatic stay applicable with respect to debtors in bankruptcy proceedings) prior to or contemporaneously with seeking any payment or advancement of funds from an Acquiring Fund and shall permit the Acquiring Fund to participate in any discussions with the applicable insurer and/or SCM in the event such insurer or SCM disputes the insurance coverage or indemnification; provided, that upon making any such claim against the relevant insurer or SCM, as the case may be, any obligations of the Acquiring Funds hereunder to the asserting director or president shall not be subject to any delay by reason of the pendency of any dispute. Upon any payment to a director or president pursuant to clauses (i) or (ii) above and the indefeasible payment in full of such director's or the president's liability that is the subject of such indemnification payment, the Acquiring Funds shall be subrogated to the rights of such director or president pursuant to any applicable insurance or any indemnification obligation of SCM to the extent of the amounts paid by the Acquiring Fund pursuant to such clauses (i) and (ii). For purposes of the foregoing, "making a claim" means giving appropriate written notice of the claim to the party against whom it is asserted. No party may assign or transfer any right or obligation under this Plan without the written consent of the other parties (except that the rights of the directors and president of the Acquired Funds will be transferable pursuant to the laws of descent and distribution), except that from and after the Effective Time, Registrant may assign its rights and obligations under and in respect of this Plan to the Successor Trust.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers designated below to execute this Plan as of the date first written above.


-------------------------------------------------------- -----------------------
                                                             WELLS FARGO  FUNDS,
                                                             and  on  behalf  of
                                                             the series Funds of
                                                             each    listed   on
                                                             Schedule A:

                                                         WELLS FARGO FUNDS TRUST
ATTEST:                                               WELLS FARGO VARIABLE TRUST

_________________________
Name:  C. David Messman                                _________________________
Title  Secretary                                         Name:  Karla M. Rabusch
                                                        Title:  President

-------------------------------------------------------- -----------------------
                                                             REGISTRANTS, and on
                                                             behalf    of    the
                                                             series  Fund(s)  of
                                                             each    listed   on
                                                             Schedule A:

                                                     STRONG ADVANTAGE FUND, INC.
                                                  STRONG ASIA PACIFIC FUND, INC.
                                                      STRONG BALANCED FUND, INC.
                                                  STRONG COMMON STOCK FUND, INC.
                                          STRONG CONSERVATIVE EQUITY FUNDS, INC.
                                                STRONG CORPORATE BOND FUND, INC.
                                                     STRONG DISCOVERY FUND, INC.
                                                       STRONG EQUITY FUNDS, INC.
                                                    STRONG EQUITY FUNDS II, INC.
                                         STRONG GOVERNMENT SECURITIES FUND, INC.
                                            STRONG HERITAGE RESERVE SERIES, INC.
                                                       STRONG INCOME FUNDS, INC.
                                                    STRONG INCOME FUNDS II, INC.
                                         STRONG INTERNATIONAL EQUITY FUNDS, INC.
                                              STRONG LARGE CAP GROWTH FUND, INC.
                                                  STRONG LIFE STAGE SERIES, INC.
                                                  STRONG MONEY MARKET FUND, INC.
                                                STRONG MUNICIPAL BOND FUND, INC.
                                                    STRONG MUNICIPAL FUNDS, INC.
                                                   STRONG OPPORTUNITY FUND, INC.
                                                STRONG OPPORTUNITY FUND II, INC.
                                               STRONG SHORT-TERM BOND FUND, INC.
                                        STRONG SHORT-TERM GLOBAL BOND FUND, INC.
                                     STRONG SHORT-TERM MUNICIPAL BOND FUND, INC.
                                           STRONG VARIABLE INSURANCE FUNDS, INC.
                                                    each a Wisconsin corporation

                                                             and

ATTEST:                                                      STRONG INCOME TRUST
                                                      a Delaware statutory trust



__________________________                             _________________________
Name:  Gilbert L. Southwell, III                        Name:  Thomas M. Zoeller
Title:  Secretary                                          Title: Vice President

----------------------------------- --------------------------------------------

                                               WELLS FARGO FUNDS MANAGEMENT, LLC
ATTEST:                             (a party to this Plan as to Section 21 only)

                                                       _________________________
                                                       Name:  Andrew Owen
_________________________                              Title  President
Name:  C. David Messman
Title  Secretary
----------------------------------- --------------------------------------------
ATTEST:                                          STRONG CAPITAL MANAGEMENT, INC.
                                    (a party to this Plan as to Section 21 only)

                                               _________________________________
_________________________                      Name:  Thomas M. Zoeller
Name:  Gilbert L. Southwell, III               Title:   Executive Vice President
Title:   Secretary

----------------------------------- --------------------------------------------